                                                                   Exhibit 10.12

                               CLIENT AGREEMENT

     THIS CLIENT AGREEMENT (the "Agreement") is made and entered into, effective as of January 17,1997 by and between AEGIS MORTGAGE ACCELERATION CORPORATION ("Aegis"), a Delaware corporation, having its principal office located at Three Embarcadero Center, Suite 2250, San Francisco, California 94111, and NORWEST MORTGAGE, INC. ("Client"), a California corporation, having its principal office located at 405 SW 5th Street, Des Moines, Iowa 50328.

     WHEREAS Aegis is in the business of marketing and servicing debt rescheduling and acceleration programs and other financial services, and in that regard, developing new business prospects;

     WHEREAS Client wishes to engage the services of Aegis to perform data processing and marketing services under the name Norwest Mortgage Equity Enhancement Program (the "Program");

     NOW, THEREFORE, for and in consideration of the within promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS

All words or phrases defined in this Section 1 (except as otherwise expressly provided or unless the context otherwise requires) shall, for the purposes of this Agreement, have the respective meanings set forth in this paragraph.

     (a) ACH.  ACH shall mean the Automated Clearing House of the Federal
         ---
Reserve.  All debits to Subscribers shall be originated through the ACH.

     (b) Aegis Proprietary Information. Aegis Proprietary Information shall mean
         -----------------------------
Aegis' products, processes and services, including research, development, compilations of information systems, techniques, formulas, computer programs and methods of designing such programs, documentation of computer programs and methods, manuals, financial data, software and documentation and specifications thereof relating to the Program and its implementation and not already known independently by Client through non-confidential sources.

     (c) Agencies.  Agencies shall mean the Federal National Mortgage
         --------
Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal Housing Administration ("FHA"), the U.S. Department of Housing and Urban Development ("HUD"), the Government National Mortgage Association ("GNMA"), the U.S. Department of Veterans Affairs ("VA"), the Federal Reserve Board, the Office of

***Confidential treatment has been requested with respect to the information contained within the "[***]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Comptroller of Currency, and any and all state and federal regulatory bodies that regulate, either directly or indirectly, the activities of Client.

     (d) Attrition Rate. Attrition Rate shall mean the percentage of Subscribers
         --------------
who voluntarily terminate participation in the Program and shall be measured one hundred twenty (120) days after the Subscriber's first mortgage payment after enrolling in the Program. The Attrition Rate shall be calculated by dividing the number of voluntary terminations by the number of cumulative enrolled accounts since commencement of Solicitations under the Program.

     (e) Bank Accounts.  Bank Accounts refers to the Fee Account (and Fee
         -------------
Accounts) and the Custodial Holding Account (and Custodial Holding Accounts) and shall mean those certain bank accounts to be opened at Client's location or at its designated correspondent bank, so long as the funds are FDIC insured and provided that the bank accounts am established and maintained in accordance with the current rules, regulations, and restrictions established by the Agencies, if any, governing the use of bank accounts in connection with programs similar to the Program. Subscriber mortgage payments, curtailments, and enrollment fees shall pass through the Bank Accounts in accordance with the specifications set forth in Exhibit D of this Agreement.

     (f) Campaign. Campaign shall have the meaning contained in Exhibit E of
         --------
this Agreement.

     (g) Campaign Term.  Campaign Term shall have the meaning contained in
         -------------
Exhibit E of this Agreement.

     (h) Client Proprietary Information. Client Proprietary Information shall
         ------------------------------
mean all technical, business, economic or financial information or data owned, developed or provided by Client including but not limited to names, addresses, account balances and account types.

     (i) Custodial Holding Account.  Custodial Holding Account (and
         -------------------------
Custodial Holding Accounts) shall mean the Bank Account or Bank Accounts to be used exclusively for the processing of Subscriber mortgage payments and principal curtailments in accordance with the Program. The Custodial Holding Account may, at Client's election, pay interest at a rate established by the Client and its bank. The Custodial Holding Account may also, in cases where a Customer is participating in a Deferred Membership Payment Plan, be utilized to collect a deferred enrollment fee. All interest accounting and IRS Form 1099 processing, if applicable, will be handled by Aegis.

     (j) Customer. Customers shall mean those individuals currently repaying a
         --------
mortgage debt instrument to the Client, as servicer, on a monthly schedule. Customer

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

shall also refer to those customers of Client's affiliates who are currently repaying a mortgage debt instrument through a servicer or subservicer other than Client.

     (k) Deferred Membership Payment Plan (DMPP).  Deferred Membership
         ---------------------------------------
Payment Plan shall mean that version of the Program that requires payment of a $[***] fee, or such other DMPP fee as specified in accordance with Exhibit C of this Agreement, upon enrolling. A deferred enrollment fee will be collected from the amount deposited in the Custodial Holding Account in excess of the amount necessary to pay the next due monthly mortgage payment and transferred to the Fee Account. Actual principal curtailment dollars begin to accumulate for application to the loan balance only after the entire deferred enrollment fee is collected. Client's portion of the deferred enrollment fee will be paid only after the entire deferred enrollment fee has been collected. All fees, including enrollment fees, deferred enrollment fees, service fees, and transaction fees, are set forth in Exhibit C of this Agreement. Aegis agrees to provide Client with monthly reports describing the status of all fees set forth in Exhibit C.

     (l) Extended Term.  Extended Term shall have the meaning contained in
         -------------
Section 7 of this Agreement.

     (m) Fee Account.  Fee Account (and Fee Accounts) shall mean the Bank
         -----------
Account or Bank Accounts to be used exclusively for the processing of Subscriber enrollment and service fees (including deferred enrollment fees) in accordance with the Program.

     (n) Initial Phase. Initial Phase shall have the meaning contained in the
         -------------
Program Materials and shall refer to the initial phase of Solicitations under the Program and not any remailings or duplicate Solicitations.

     (o) Initial Solicitation.  Initial Solicitation shall mean the date on
         --------------------
which a Solicitation of Prospects under the Program commences.

     (p) Initial Term. Initial Term shall have the meaning contained in Section
         ------------
7 of this Agreement.

     (q) Investor. Investor shall mean any individual, corporation, partnership,
         --------
joint venture, trust, or unincorporated organization owning the legal interest in a Subscriber's mortgage loan that is a participant in the Program.

     (r) [***]

     (s) [***]

[***] Confidential treatment has been requested for certain portions of this document

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

     (t) Portfolio Penetration Rate. Portfolio Penetration Rate shall mean the
         --------------------------
percentage of Customers in Client's Total Target Market that enroll in the Program as a result of Solicitations by Aegis.

     (u) Program.  Program shall have the meaning contained in the second
         -------
"whereas" clause of this Agreement and shall include the [***] and Aegis's Solicitation and Telephone Solicitation for Rescheduling, using the Program Materials, of Prospects within Client's designated Target Market in accordance with the specifications set forth in Exhibit A-1 hereto. All Program Materials will reflect Client's choice of name and style, and will clearly identify the product as after market (i.e., not a part of mortgage contract with subscriber). [***]

     (v) Program Materials. Program Materials shall mean those specifications
         -----------------
and procedures, including document, scripts, and any and all marketing and Solicitation materials prepared in connection with the Program.

     (w) Proprietary Information. Proprietary Information shall mean the Aegis
         -----------------------
Proprietary Information and the Client Proprietary Information.

     (x) Prospect.  Prospect shall mean any Customer in connection with whom
         --------
Client has provided to Aegis raw data necessary for Solicitation to sign up for the Program.

     (y) Rescheduling. Rescheduling shall mean effecting a payment mode change
         ------------
for the Subscriber from a monthly schedule (12 times per year) to an accelerated schedule of weekly, monthly, bi-weekly, or semi-monthly payments without causing any changes to the original loan documents.

     (z) Solicitation.  Solicitation shall mean any effort, means or method
         ------------
approved by the Client and implemented by Aegis to communicate the benefits of Rescheduling to Prospects.

     (aa) Subscriber. Subscriber shall mean any Prospect who has signed up for
          ----------
the Program and has had all enrollment processing completed including, but not limited to, execution of the enrollment form, mailing of the acknowledgment letter, and confirmation of the Subscriber data.

     (bb) Target Market. Target Market shall mean, as determined jointly by
          -------------
Client and Aegis, any Customer with sufficient remaining terms, principal balance and interest

[***] Confidential treatment has been requested for certain portions of this document rate which would make Rescheduling logical and beneficial for the individual(s). Target Markets may include:

               (i)     Client's existing Customers;

               (ii) Customers of any of Client's affiliates including, without limitation, Norwest Bank customers, who are making mortgage payments to mortgage loan servicers other than Client; and

               (iii)   all other customer accounts of Client.

     (cc) Telephone Solicitation.  Telephone Solicitations shall mean those
          ----------------------
telephonic solicitations of those Prospects who have previously requested additional information. Client may approve of outbound calls to non-respondents on a campaign-by-campaign basis.

     (dd) Termination Fee.  Termination Fee shall have the meaning contained in
          ---------------
Exhibit E of this Agreement.

     (ee) Total Target Market.  Total Target Market shall mean Client's Target
          -------------------
Market, as defined in paragraph 1(bb) of this Agreement, less those sub-categories of Client's Target Market described in paragraphs 1(bb)(ii) and 1(bb)(iii) of this Agreement, as of the date of the Initial Solicitation of the Program, (i) plus Customers in a Target Market whose mortgage loans were originated, or whose mortgage loans were acquired by Client, after the Initial Solicitation; and (ii) minus those Customers whose mailing materials are deemed to be undeliverable.

2.   REPRESENTATIONS, WARRANTIES, AND COVENANTS OF AEGIS

Aegis warrants and represents to, agrees with, and covenants to, Client as follows:

     (a) Aegis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Aegis is duly licensed, registered, qualified and in good standing in each state where the nature of Aegis's business activities require such licensing, registration, qualification, and good standing.

     (b) Aegis has the power and legal right to enter into and perform this Agreement and to perform the obligations required of it hereunder, and this Agreement and any document or instrument to be executed and delivered by Aegis to Client pursuant hereto has been duly (or will be prior to delivery) authorized, executed, and delivered.

     (c) This Agreement and any documents or instruments now or hereafter executed or delivered to Client by Aegis pursuant to this Agreement constitute (or shall, when delivered to Clint by Aegis, constitute) valid and legally binding obligations of Aegis enforceable against Aegis in accordance with their respective terms.

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

     (d) Aegis has in full force and effect and will maintain during the term of this Agreement all insurance necessary to perform its obligations hereunder, including without limitation (i) an adequate errors and omissions policy or policies satisfying the requirements of all applicable regulatory authorities with respect to Aegis's operations, or (ii) a standard fidelity or banker's blanket bond. Aegis shall supply Client with evidence of such insurance on an annual basis.

     (e) Aegis shall immediately notify Client of any material failure or, to the best of Aegis's knowledge, any anticipated material failure on its part to observe and perform any representation, warranty, duty, covenant or agreement required to be observed and performed by it hereunder.

     (f) Aegis and the Program are consistent with and in compliance with the current guidelines established by the Agencies governing programs such as the Program. Aegis and the Program comply with all state and federal statutes and regulations that are applicable to the Program. Aegis shall have a duty to learn of and comply with any and all disclosure and other regulatory requirements which are mandated by federal and state banking and other regulatory authorities. Aegis will promptly inform Client of any changes in the aforementioned regulations which materially affect implementation of the Program.

3.   RIGHTS, OBLIGATIONS, AND DUTIES OF AEGIS

     (a) Aegis shall have the right to appoint any and all third parties necessary to perform the duties recited hereunder so long as Aegis abides by and is not in breach of this Agreement; provided, that (i) Aegis shall remain liable to Client for the performance of such third party; (ii) Aegis warrants that the performance of such third party shall be in compliance with all laws and regulations applicable to the activities contemplated under this Agreement and shall be in conformity with Aegis' obligations under this Agreement; (iii) Aegis provide Client with thirty (30) days written notice prior to appointing such third party; and (iv) at Client's election, Client may continue to deal directly and exclusively with Aegis, notwithstanding such appointment.

     (b) In connection with the performance of its duties hereunder, Aegis shall abide by all written procedures and Program specifications now or hereafter furnished to Client. There shall be no changes to the Program's specifications without Client's prior written approval. Within sixty (60) days of the execution of this Agreement and prior to the date of the first solicitation under the Program, Aegis will prepare and furnish to Client a complete set of Program Materials, which Program Materials shall be revised and approved by Client, as necessary, to conform to Client's requirements. Client and Aegis agree to cooperate and work together in jointly developing. testing, and producing those Program Materials which will be used in connection with Prospects who are customers of Client's affiliates. Aegis' employees, representatives and/or agents shall not make any representations or warranties, about the Program to any Customer,

Prospect, or Subscriber except as set forth in the Program Materials and as approved by Client.

     (c) Aegis shall indemnify and hold harmless Client and its authorized representatives and service providers from and against any liability, claims, damages and costs (including reasonable attorneys' fees) arising out of any breach by Aegis or its employees, officers, agents, and contractors, of this Agreement or by any unauthorized statements, warranties or representations made by Aegis's marketing personnel, employees, agents, or contractors.

     (d) Aegis shall provide office space, computer, phone, and other equipment and services and staffing levels sufficient to implement and direct the Solicitation and Telephone Solicitation of the Program, including the anticipated growth in Aegis's volume that is likely to result from solicitation of Client's portfolio, on behalf of Client in accordance with the provisions of the projected schedule attached to this Agreement as Exhibit G. All incoming and outgoing Solicitation calls shall be handled in such a manner so as to present the Program as a product and/or service of Client. All correspondence shall be conducted in this manner as well. Aegis will use its best efforts to assist Client's training staff in developing and delivering information to Client's employees which will ensure that Client's servicing personnel understand the Program and its effects upon the work being performed by such servicing personnel.

     (e) [***] Aegis shall perform all services necessary to implement the Program, including, without limitation, solicitation, daily mail pick-up, mail distribution, recording of all cash receipts, quality control checks on applications or any other incomplete paperwork, credit card authorizations, deposits, data capture of necessary homeowner information from application/verifications, hard copy reports of sales to Client on a monthly basis, process commencement letters to new Subscriber, ACH pre-notification instructions, ACH instructions on behalf of the Subscriber, Subscriber inquiries, resolution of any ACH failures, process changes to Subscriber's mortgage and correspondence of same 1099 reporting for Subscribers and IRS, handling of all NSF notifications to Subscribers, notification of termination and performance of Subscriber service functions.

     (f) Aegis shall, at its expense, be responsible for compliance with Agency or Investor requirements applicable to the Program. Client agrees to cooperate with Aegis to obtain any necessary approval for the Program. If the Agencies or Investors determine that the Program may no longer be offered, this Agreement may be suspended by Client and terminated with cause in accordance with the provisions of Section 10(b) of this Agreement but without payment of the enrollment fee refund described in Section 10(c) of this Agreement.

[***] Confidential treatment has been requested for certain portions of this document

     (g) Aegis shall furnish to Client, as soon as available and in any event within one hundred twenty days after the close of each of Aegis's fiscal year, a copy of its unaudited annual financial statement. Aegis shall also furnish to Client, as soon as available and in any event within one hundred eighty (180) days after the close of each fiscal year, a copy of its annual audited financial statement, certified by an independent public auditor. All such financial statements shall be prepared in accordance with GAAP, applied on a consistent basis. In the event that Client determines, in the exercise of its reasonable discretion, that there has been a material adverse change in Aegis's financial condition, this Agreement may be suspended by Client and terminated with cause in accordance with the provisions of section 10(b) of this Agreement but without payment of the enrollment fee refund described in Section 10(c) of this Agreement.

     (h) Aegis shall make no attempt to solicit or use Client's Customers, or any Target Market Prospect which is a customer of a corporation affiliated with Client, in any manner or for any other product or service not covered by the terms of this Agreement.

     (i) Aegis shall make available to Client or its agents on-site inspection of Aegis' premises and any activity related to the Program during normal operating hours with reasonable notice. Aegis shall use commercially reasonable efforts to develop a system that would enable Client to monitor, from its servicing center in Phoenix, Arizona, Customer telephone calls.

     (j) Aegis shall not disclose the Client Proprietary Information to any person, firm or corporation without Client's prior written consent unless otherwise required by law, then only after notice to and consultation with Client.

     (k) Aegis hereby promises that the Program will perform properly and in accordance with the Program specifications. Aegis shall cooperate with Client and shall use commercially reasonable efforts to assure the success of the Program in accordance with Client's requirements. Client currently requires the Program to:

         (i) attain a blended Portfolio Penetration Rate of between [***] percent [***] and [***] percent [***]. For purposes of this sub-paragraph, the definition of Total Target Market used in calculating Portfolio Penetration Rate shall exclude all Customers whose mortgage loans are serviced by Client as a result of Client's acquisition of a mortgage servicing portfolio where those Customers have been solicited for a mortgage acceleration product by a competitor of Aegis. Client and Aegis agree to cooperate in identifying such Customers. The Portfolio Penetration Rate shall be computed monthly commencing four (4) months after completion of the last mailing during the Initial Phase of a Solicitation as described in the Program Materials, provided, however, that the determination of Portfolio Penetration Rate shall be computed no less than annually

[***] Confidential treatment has been requested for certain portions of this document commencing on the first anniversary of the effective date of this Agreement; and

         (ii) limit the Attrition Rate to no more than [***] percent [***]. The Attrition Rate shall be computed monthly commencing four (4) months after completion of the last mailing during the Initial Phase of a Solicitation as described in the Program Materials.

     (l) Aegis shall, on a monthly basis, reconcile the Fee Account. All ACH activity involving the, Custodial Holding Account will be the sole responsibility of Aegis. All manual, non-ACH activity involving the Custodial Holding Account must be approved in, writing by Client. Aegis will provide Client with a copy of each month's Bank Account reconciliation no later than the twentieth business day of the following month.

     (m) Aegis shall duplicate all pertinent data on a daily basis and provide for off-site storage of said duplicate data.

     (n) All communications with Prospects shall be in Client's name, except as otherwise approved by Client in writing. Aegis shall submit all routine standardized contemplated communications to Client for Client's approval prior to distribution. Client shall have the right to periodically review scripts utilized by Aegis. Aegis agrees that the approach of its employees to Customers in telephonic conversations will be professional and will not include any behavior that, in Client's opinion, constitutes an excessively aggressive sales tactic.

     (o) Aegis shall perform all fee income accounting functions. Client reserves the right, with reasonable notice and in a manner not calculated to disrupt Aegis's business operations, to examine any and all of Aegis's business records including, without limitation those books and records relating to fee income calculation.

     (p) Aegis shall provide Client with monthly management information reports, as described in Exhibit H of this Agreement, detailing the status of the Program and containing such other information regarding the status of the Program as Client shall reasonably request.

     (q) Aegis shall provide marketing assistance necessary to implement the Solicitation of Client's defined Target Market, including but not limited to writing, design, copyrighting, mechanical artwork, photography, illustrations, printing, mailing, and customer service.

     (r) Aegis shall designate at least one of its employees as Client's dedicated account representative. Such account representative shall be exclusively dedicated to servicing Client's account with Aegis and shall be subject to the approval of Client.

[***] Confidential treatment has been requested for certain portions of this document

     (s) Aegis shall use commercially reasonable efforts to develop, at a mutually agreed upon cost, a process of converting loans in Client's loss mitigation program to the Program.

     (t) Aegis shall provide Client with a copy of its business continuation plan, describing alternative facilities, communications, computer systems, and all other necessary resources required to continue its business and its performance under the terms of this Agreement in the event that Aegis's existing facilities become damaged, inaccessible, or otherwise unavailable. The business continuation plan shall be furnished to Client by Aegis within ninety (90) days of the effective date of this Agreement.

     (u) Aegis' duties outlined in this Section 3 shall be performed at Aegis' expense.

     (v) To the extent such duties have not already been described in Sections 3(a) through 3(u), Aegis shall also perform the items allocated to it on Exhibit B to this Agreement

4.   RIGHTS AND DUTIES OF CLIENT

     (a) Client agrees to deliver to Aegis on a monthly basis during the Initial Term of this Agreement, and any Extended Term, all requested data necessary to implement the approved Solicitation of Client's Target Market, including but not limited to Client's Customers names, addresses, telephone numbers, and original and current loan information in a format mutually agreed upon.

     (b) Commencing on a date agreed to by the parties, Client shall deliver monthly all necessary data from newly originated loan Customers not solicited or rescheduled at the point of origination during the previous quarterly period for additional Solicitation as mutually agreed upon by the parties.

     (c) Client shall appoint a specific liaison person or liaison team to Aegis through which all communications will flow and decisions will be made.

     (d) If Client becomes aware of any disclosure requirements during the enrollment phase which are mandated by federal and state banking and other regulations, Client will promptly inform Aegis of any changes in the aforementioned regulations which materially affect implementation of the Program. Notwithstanding the foregoing Client shall have no duty to learn of any changes in the law and shall not be liable to Aegis if it fails to advise Aegis of any such changes. Client will have sole approval rights to Subscriber Terms and Conditions.

     (e) Client agrees that services provided by Aegis shall not relieve Client from any obligation to maintain records in accordance with generally accepted servicing standards. Client retains responsibility at all times for maintaining adequate accounting management and reporting systems, audit functions, recovery routines, and the operation of on-site computer equipment. Services provided by Aegis will not impose upon or transfer to Aegis the responsibility for such functions.

     (f) Client shall indemnify and hold harmless Aegis and its authorized representative and service providers from and against any liability, claims, damages and costs (including reasonable attorneys' fees) arising out of any breach by Client of this Agreement or by any unauthorized warranties or representations made by Client's personnel or employees to any Prospect, Customer or Subscriber.

     (g) Client's duties outlined in this Section 4 shall be performed at Client's expense.

     (h) In addition to duties described in Sections 4(a) through 4(g), Client shall perform the item allocated to it on Exhibit B of this Agreement.

5.   NON-DISCLOSURE COVENANT

Aegis and Client acknowledge that the Proprietary Information necessary for the implementation of the Program is highly confidential and a valuable asset of its respective owners, which has been and will continue to be developed by and for the parties; which represents and will continue to represent a material investment of the owner's time and money. Further both parties acknowledge that such Proprietary Information has been or will be made available to either party as a result of this Agreement on a confidential basis and that both parties have accepted or will accept such Proprietary Information on such basis, thereby establishing a confidential relationship and a position of trust with regard to the same. Both parties agree not to:

        (i) publish, communicate, disclose or divulge to any person, firm, corporation or other legal entity, directly or indirectly, any of the Proprietary Information, except as otherwise permitted herein or required by law;

        (ii) use the other party's Proprietary Information for its own benefit, or for the benefit of any person, firm, corporation or other legal entity, directly or indirectly, except as required in the course of implementation of the Program;

        (iii) use any of the other party's Proprietary Information or take any other action to divert or attempt to divert, any business of or any customers of, the other party to itself or any other competitive person or legal entity, by direct or indirect inducement; or to induce or attempt to induce any present or past customer of either party to discontinue using the services of either party; and

        (iv) employ or seek to employ any person who is employed by either party or directly or indirectly induce persons to leave either party, provided, however, either party may use (i) newspapers or other media to generally solicit the public which can then result in the hiring of an employee or (ii) a recruiter to hire an employee provided such campaign is directed to the industry in general and not exclusively to the other party's employees.

6.   NO GRANT OF PROPRIETARY RIGHTS

Neither this Agreement nor the disclosure of proprietary information hereunder shall be construed as granting to either party any right, title or license to any patent application, trademark copyright, trade secret, service marks and any other intellectual property right, or any software or know-how to which either party has title or rights of ownership or license.

7.   TERM

This Agreement will become effective upon execution by both parties. The initial term of this Agreement shall be the period of three (3) years commencing on the effective date of this Agreement (the "Initial Term"). Client shall have the option to renew this Agreement for an additional two (2) year period (the "Extended Term"). Client may exercise this renewal option by delivering to Aegis, no later than thirty (30) days prior to expiration of the Initial Term, written notice of its election to exercise this renewal option. Thereafter, unless otherwise canceled in writing by either party in accordance with the provisions of Section 10 of this Agreement, the terms and conditions of this Agreement shall continue in force. Client shall be obligated to pay Aegis a Termination Fee in accordance with Exhibit E of this Agreement. Aegis and Client's continuing obligations under this Agreement relating to indemnification for breach of duties, representation or warranties as provided in Section 5 of this Agreement, shall survive the termination of this Agreement.

8.   FEES TO CLIENT

     (a) The fee structure and charges for services listed in Exhibit C shall remain in effect during the Initial Term. Thereafter, Aegis and Client must agree upon any revisions to the fee structure charged to Subscribers as a result of changes in operating costs, or market conditions. Unless mutually agreed to otherwise, Client shall share in any change in fees proportional to Client's pro-rata share of current fees.

     (b) Aegis will deposit the upfront enrollment fees collected from Subscribers into the Fee Account and shall, on a monthly basis, transmit by wire, no later than the tenth (10th) day of the month, Client's portion of such fees, for fees earned during the previous mouth. The fee schedule for the Program is set forth in Exhibit C to this Agreement.

     (c) Aegis and Client may agree in writing to alternative pricing options that differ from the fee schedule set forth in Exhibit C to this Agreement.

9.   EXPENSES

     (a) Client shall pay the expenses, if any, that are outlined in Section 4 and Exhibit A-3 of this Agreement. No additional expenses shall be added without written approval by Client.

     (b) Monies due one party to the other over 30 days will bear delinquency charges at the rate of 10% or the maximum rate allowed by law, whichever is less.

10.  TERMINATION.

This Agreement may be terminated:

     (a) without cause by Client, only in connection with those Subscribers whose mortgage loans are sold by Client to a buyer who, after the purchase of said mortgage loans, chooses not to permit Subscribers to participate in the Program, as of the end of any calendar month during the Initial Term, and any Extended Term, of this Agreement, by giving Aegis ninety (90) days prior written notice. In the event of such termination during the Initial Term and any Extended Term, Client shall pay Aegis the Termination Fee set forth in Exhibit E of this Agreement. Payment of the Termination Fee by Client to Aegis shall fully satisfy Client's obligations under this Agreement and shall serve to release Client from any continuing obligation to Aegis in connection with Subscriber mortgage loans that are sold as aforesaid, other than those obligations set forth in Section 7 of this Agreement; and

     (b) with cause by Aegis and Client at any time upon the expiration of thirty (30) days following written notice to the other party in the event of the other party's material breach of this Agreement (which notice specifies the material breach); provided, that the breaching party fails to cure such breach to the satisfaction of the other party within such thirty (30) day period, and

     (c) notwithstanding termination of this Agreement, Aegis and Client will honor all current Subscriber contracts in accordance with the term of this Agreement, it being understood that, except as provided in this Section, each individual Program Subscriber has the sole and exclusive right to cancel his enrollment in the program; provided, however, Client, in its discretion, may terminate, a Subscriber contract if (i) this Agreement is terminated with cause as described in Section 10(b) above, and (ii) the Subscriber contract allows for termination. Furthermore, in the event Client's termination of the Subscriber contract is based on Aegis's material breach of this Agreement (which breach shall be deemed to not include a termination with cause under the provisions of Sections 3(f), 3(g), or 11(p) of this Agreement), Aegis and Client shall, respectively and on a pro rata basis, reimburse the Subscriber for the portion of the enrollment fee described in Exhibit C of this Agreement that is received by Aegis and Client. This enrollment fee refund shall be described in a provision of the Subscriber contract which shall be mutually acceptable to Client and Aegis.

11.  ADDITIONAL PROVISIONS

     (a)  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties, their successors and assigns.

     (b)  Amendments am Modifications.  This Agreement may only be amended,
          ---------------------------
waived, changed, modified or discharged by an agreement in writing signed by the parties.

     (c)  Integration.  This Agreement represents the final understanding of the
          -----------
parties as to all matters included herein and supersedes all prior written or oral agreements of the parties on matters covered herein.

     (d)  Governing.  This Agreement shall be construed in accordance with the
          ---------
laws of the State of Iowa.

     (e)  Severability.  If any provision or term of this Agreement shall be
          ------------
found to be illegal or unenforceable for any reason whatsoever, all other provisions and terms shall remain in full force and effect.

     (f)  Force Majeure.  Notwithstanding any other provision of this Agreement,
          -------------
neither party shall be deemed in default of this Agreement or bear liability to the other party for any delay, failure in performance, loss, or damage arising from cause beyond its reasonable control, including, but not limited to the following: fire, embargo, explosion, power failure, earthquake, nuclear accident, volcanic action, flood, war, civil disturbance interventions of military authority, acts of God or public enemy; provided, however, that (i) no such event shall excuse the payment of money due hereunder and (ii) if Subscriber is entitled to fees or damages under the Subscriber contract as a result of the aforesaid items, the party that fails to perform under this Agreement shall be responsible for same.

     (g)  Assignment. Except as otherwise provided herein, the parties agree not
          ----------
to assign or otherwise transfer their rights or delegate their obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Client shall have the right to assign all of its rights and obligations under this Agreement to any other entity that is owned, either directly or indirectly, by Norwest Corporation. A stock transaction involving the assignment or transfer of full or partial ownership of a party shall be deemed to be an assignment subject to this section. No such assignment or delegation by either party will relieve such party of its obligations or duties under this Agreement.

     (h)  Notices.  All notices or other written communications regarding this
          -------
Agreement are to be provided by U.S. First Class Mail or national overnight courier service with receipt acknowledged.

          If to Aegis:

               Aegis Mortgage Acceleration Corp.
               Three Embarcadero Center, Suite 2250
               San Francisco, California  94111
               Attn.: Legal Department

          If to Client:

               Rosalea Sheets
               Senior Vice President
               Norwest Mortgage, Inc.
               405 S.W. Fifth Street
               Des Moines, Iowa 50329

                    with a copy to:

                         Stephen Morrison, Esq.
                         Senior Vice President and General Counsel
                         405 S.W. Fifth Street
                         Des Moines, Iowa 50328

     (i)  Exclusivity.  Client agrees that Aegis shall be the exclusive provider
          -----------
of any program involving debt reduction through ACH transfers, and that as long as the Agreement is in force, Client will not conduct a program for its Customers similar to the Program either internally or with a third party, unless the program is in place with customers who are acquired with a portfolio acquisition. Aegis shall use commercially reasonable efforts to convert to the Program, at a mutually agreeable cost, mortgage loans that are acquired as a result of a portfolio acquisition.

     (j)  Conversion.  Aegis agrees to convert the existing CPI/Alltel bi-weekly
          ----------
mortgage loans to the Program without cost to Client.

     (k)  [***]


[***] Confidential treatment has been requested for certain portions of this document

         [***]

     (l) [***]

     (m)  Customer Service Standards.  Aegis agrees to provide Customers with a
          --------------------------
level of customer service at least equal to the level of customer service provided by Client directly to its customers. The provisions of Exhibit F hereof are the current customer service levels. Exhibit F may be modified from time to time by Client by delivering to Aegis a revised and updated version of its own customer service levels.

     (n)  EDT Development.  Aegis will use its best efforts to assist the
          ---------------
development of any additional electronic data interface capabilities with CPI/Alltel that Client requests.

     (o)  Incentives.  Aegis will use its best efforts to cooperate with Client
          ----------
in developing a customer service representative incentive plan to be funded by Aegis.

     (p)  [***]

[***] Confidential treatment has been requested for certain portions of this document

          [***]

     (q)  Escrow Agreement.  Aegis will place full, complete, and accurate
          ----------------
working copies of all software, software hard code, software operating instructions, subscriber database, and daily administrative procedures, including minimum processing system requirements, installation procedures, operating procedures, and diskettes containing complete processing program necessary to operate the mortgage acceleration process (the "Back-Up System") into escrow with Information Architects, Inc. ("Escrow Agent"), whose address is 19602 Highway 305, Suite 102, Poulsbo, Washington 98370, within seven (7) days of the date of this Agreement. Aegis will simultaneously provide Escrow Agent with an expanded customer service procedure (the "Manual"). Escrow Agent will confirm with Client its receipt of the Back-Up System within ten (10) days of the date of this Agreement.

          Aegis will provide Escrow Agent with an update of the Back-Up System and Manual by the fifteenth (15th) day of each mouth or upon each two percent (2%) increase in Program enrollment. Escrow Agent will notify Client by the twentieth (20th) day of each month if it has not received the required information.

          Client will notify Escrow Agent of any failure by Aegis to provide the debit and payment services to Client subscribers described in the Client Agreement for a period in excess of five (5) consecutive business days. Upon receipt of this notice, Escrow Agent will call an officer of Aegis. If Aegis cannot cure the problem within two (2) business days, Escrow Agent will deliver to Client by overnight mail, the Back-Up System and Manual without being required to obtain the consent of Aegis.

     (r)  ODFI.  Aegis will cooperate with Client in supporting a transition to
          ----
Norwest Bank as the ODFI.

     (s) On-line Access. Client and Aegis mutually agree to work together in an effort to develop a system to permit Client on-line, inquiry-only access to customer data and payee authorization information through Aegis's back-end Novell system.

IN WITNESS WHEREOF, the parties have executed this Client Agreement on the date below indicated, effective as of the date first above written.

                                   NORWEST MORTGAGE, INC.

/s/ Illegible                      By: /s/ Rosalea Sheets
------------------------------        -------------------------------------
Attest                                Rosalea Sheets, Senior Vice President

[***] Confidential treatment has been requested for certain portions of this document

                                   Date: June 9, 1997
                                         ----------------------------------
                                   AEGIS MORTGAGE ACCELERATION CORP.


/s/ Craig M. Compiano              By:  /s/ John P. Decker
------------------------------        -------------------------------------
Attest                                John P. Decker, President

                                   Date: June 18, 1997
                                        -----------------------------------

                                  Exhibit A:
                                  ---------

                              Program Description

     The Norwest Mortgage Equity Enhancement Program is not a mortgage, but a method of rescheduling standard monthly mortgage payments. The Program provides the equity benefits and reduced interest of biweekly mortgage payments, and offers the added flexibility and convenience of customer designated payment intervals (weekly, biweekly monthly, or semi-monthly) and may provide interest on funds awaiting payment to a mortgage servicer.

     Homeowners can participate in this program regardless of where their mortgages originated or are currently being serviced.

     The Norwest Mortgage Equity Enhancement Program can be offered to your customers and to third party servicers at a substantially lower cost than competitive accelerated mortgage plans. In addition, its low, one-time enrollment fee entitles homeowners to continue to use the program even if they purchase a new home.

     The Norwest Mortgage Equity Enhancement Program does not change the mortgage terms or payment due date, but does require the mortgage servicer to receive payments electronically, and to process periodic reductions of principal.

     The Norwest Mortgage Equity Enhancement Program will allow customers to debit up to ten (10) separate accounts per customer and pay one or more payee financial institutions.

Here is how the Norwest Mortgage Equity Enhancement Program works using a biweekly payment schedule as an example:

     . One half of the regular monthly mortgage payment is collected every two weeks by electronic transfer from the homeowner's bank account to an interest bearing custodial account [see 1(l)].

     . Mortgage payments are automatically paid to the mortgage servicer monthly. Biweekly payments -- the equivalent of thirteen monthly mortgage payments -- are collected annually.

     . The two extra biweekly payments plus the interest earned, if interest in paid by Client are sent to the mortgage servicer to directly reduce the mortgage principal balance.

Here is how the Norwest Mortgage Equity Enhancement Program works with a semi-monthly payment schedule:

     . One half of the regular monthly payment + 1/24 of the regular monthly payment are deducted two times each month (e.g., 10th and 25th).

     . The additional amount (1/24 of the regular mortgage) is added to each half payment, so as to replicate the pay down pattern of the bi-weekly schedule (13 monthly payments per year).

     . Additional principal will be applied each mouth (1/12 of monthly payment).

Here is how the Norwest Mortgage Equity Enhancement Program works with a monthly payment schedule:

     . The regular monthly payment (PITI) + 1/12 of the regular monthly payment will be deducted once each month.

     . Additional principal will be applied each mouth (1/12 of monthly payment).

Here is how the Norwest Mortgage Equity Enhancement Program works with a weekly payment schedule:

     . One fourth of the regular monthly payment (PITI) will be deducted every week.

     . The customer makes the equivalent of 13 mortgage payments since there are 52 weekly deductions resulting in an additional principal payment.

     . There will be four months during the calendar year in which five weekly payments will be collected.

  [***]

[***] Confidential treatment has been requested for certain portions of this document

[***]

[***] Confidential treatment has been requested for certain portions of this document

  [***]

[***] Confidential treatment has been requested for certain portions of this document

[***]

[***] Confidential treatment has been requested for certain portions of this document

                                  Exhibit B:
                                  ---------

          Additional Duties and Responsibilities of Client and Aegis

Aegis's Program Manual is incorporated herein by this reference.

                                   Exhibit C:
                                   ---------

                                  Fee Schedule



                                     [***]
[***] Confidential treatment has been requested for certain portions of this document

             Amendment to Client Agreement, Exhibit C: Fee Schedule


This Amendment to the Client Agreement ("Agreement") dated January 17, 1997, is effective as of October 1, 1999 between Norwest Mortgage, Inc. ("Client") and Aegis Mortgage Acceleration Corp. ("Aegis"). It does not extend the existing expiration date of the Agreement or change commissions for either the [***] or the [***] offers.

Aegis and Client hereby agree to utilize the new [***] product offer as a major part of the continuing portfolio mailing program. Under this program, the Subscriber's enrollment fee is collected from [***] the standard Aegis' [***] product in which the Subscriber pays the fee at the time of enrollment.

Aegis and Client hereby agree that Client will be paid a [***] commission for all [***] offers and that Exhibit C to the Agreement shall be deemed to reflect this commission amount during its remaining term.

Except as amended herein the Agreement shall continue to be in full force and effect.

Please indicate your acceptance of this Amendment by executing two copies below.


CLIENT:                                      AEGIS MORTGAGE ACCELERATION
                                             CORP.:



By /s/ ALAN W. JONES                         By /s/ JOHN P. DECKER
  -------------------------------------        --------------------------------

Name ALAN W. JONES                           Name JOHN P. DECKER
    -----------------------------------          ------------------------------

Title VICE PRESIDENT                         Title PRESIDENT
     ----------------------------------           -----------------------------

Date 12/14/99                                Date 12/15/99
    -----------------------------------          ------------------------------


Please sign, date and return one copy of this Amendment to:

Deirdre A. Gautieri
Aegis Mortgage Acceleration Corp.
Three Embarcadero Center, Suite 500
San Francisco, California 94111

[***] Confidential treatment has been requested for certain portions of this document

                                   Exhibit D:
                                   ---------

                       Flow Of Funds Through Bank Account

             AEGIS MORTGAGE ACCELERATION CORPORATION FLOW OF FUNDS

                           [FLOW CHARTS APPEAR HERE]

                                  Exhibit E:
                                  ---------

                                Termination Fee

1. The following definitions are part of this termination fee schedule and the termination provisions contained in paragraphs 7 and 10 of this Agreement.

     (a) Campaign.  Campaign shall mean a mail solicitation assigned a specific
         --------
     campaign number. A campaign number is assigned by Aegis to a specific mail drop at a specific point in time to Prospects with similar characteristics.

     (b) Campaign Term.  Campaign Term shall mean the sixty (60)-month period
         -------------
     beginning on the date of the campaign mailing.

2. If this Agreement is terminated by Client without cause and Client causes the loans to be removed from the Program under the provisions of paragraph 10(a) [***] as defined in paragraph 7 of this Agreement, then a termination fee (the "Termination Fee") shall be calculated for each active account participating in the Program [***] arising from each Campaign that has not completed the 60 month Campaign Term and Client shall pay Aegis such Termination Fee within 30 days from receiving detailed billing report from Aegis after termination notice is received or exercise of option notice date.

3. No Termination Fee shall be payable for an active account participating in the Program [***] arising from any Campaign that has completed the 60 month Campaign Tenn.

4. If Client elects to renew this Agreement for an Extended Term under the provisions of paragraph 7 and this Agreement is not terminated by Client with cause or by Aegis, then Client shall be obligated to pay a Termination Fee, as defined in this Exhibit E, on all active accounts participating in the Program [***] at the time of termination that were enrolled during the Extended Term.

5.   Client shall pay Aegis Termination Fees as follows:

     (a) No Termination Fee representing recovery of unamortized marketing costs shall be payable for any Campaign containing a [***] offer regardless of the 60 month Campaign Term.

     (b) A Termination Fee representing recovery of unamortized marketing costs shall be payable at the rate of [***] per active account participating in the Program [***] per month for the remaining months in the Campaign Term for any Campaign containing a [***] offer.


[***] Confidential treatment has been requested for certain portions of this document

     (c) A Termination Fee representing recovery of lost revenue from program administration shall be payable at the rate of [***] per active account participating in the Program [***] per month for the remaining months in the Campaign Term for any campaign containing a [***] offer or a [***] offer.

6. Termination Fees as defined in paragraphs 5(b) and (c) above shall be calculated on a Net Present Value basis at a discount rate of [***].


[***] Confidential treatment has been requested for certain portions of this document

                                  Exhibit F:
                                  ---------

                       Customer Service Level Standards

---------------------------------------------------------------------------------------------------------
Enrollment Center
---------------------------------------------------------------------------------------------------------
Quality of Service:                   [***] or more of all incoming calls answered within [***]
---------------------------------------------------------------------------------------------------------
Call Answer Rate:                     [***] or more of all incoming calls answered by a specialist
---------------------------------------------------------------------------------------------------------
Call Abandon Rate:                    [***] or less of all incoming calls
---------------------------------------------------------------------------------------------------------
Time Spent in Queue:                  [***] or less
---------------------------------------------------------------------------------------------------------
PBS Requests Completed:               [***] or more of all requests completed within [***] business days of receipt
---------------------------------------------------------------------------------------------------------
Call Monitoring Checklist:            Score of [***] or above on all, monitored calls. Each specialist is monitored on [***] calls per month
---------------------------------------------------------------------------------------------------------
Customer Service Survey:              Score of [***] or above on each survey returned
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Enrollment Processing
---------------------------------------------------------------------------------------------------------
Enrollments Completed:                [***] or more of all enrollments uploaded each [***]
---------------------------------------------------------------------------------------------------------
Data Entry Error Rate:                [***] or less of the enrollments completed
---------------------------------------------------------------------------------------------------------
File Checklist:                       For each hard file created, a checklist should be attached
---------------------------------------------------------------------------------------------------------
Enrollment Turnaround Time:           [***] or less
---------------------------------------------------------------------------------------------------------
Fee Deposit & Enrollment              [***]
    Reconciliation:
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Customer Service
---------------------------------------------------------------------------------------------------------
Quality of Service:                   [***] or more of all incoming calls answered within [***]
---------------------------------------------------------------------------------------------------------
Call Answer Rate:                     [***] or more of all incoming calls answered by a representative
---------------------------------------------------------------------------------------------------------
Call Abandon Rate:                    [***] or less of all incoming calls
---------------------------------------------------------------------------------------------------------
Unresolved Requests:                  [***] resolved within [***] business [***] of receipt
---------------------------------------------------------------------------------------------------------
Call Monitoring Checklist:            Score of [***] or above on all monitored calls.  Each representative is monitored on [***] calls per mouth
---------------------------------------------------------------------------------------------------------
Customer Service Survey:              Score of [***] or above on each survey returned
---------------------------------------------------------------------------------------------------------
Complaints:                           Complaints are kept in a file with documentation detailing the resolution of each complaint
---------------------------------------------------------------------------------------------------------
Error Reports:                        Manually checked daily
---------------------------------------------------------------------------------------------------------
Call Sheets:                          Representatives complete Call Sheets on each telephone call they take.  The sheets can be referred to if necessary
---------------------------------------------------------------------------------------------------------
Written Correspondence:               Sent within [***] of original call
---------------------------------------------------------------------------------------------------------

Note: The Performance measurement period is monthly unless otherwise indicated. For example, the call answer rate will be reported at month end (e.g. 94% for January 1997).


[***] Confidential treatment has been requested for certain portions of this document

                                  EXHIBIT G:
                                  ---------

                         PROJECTED MAILINGS - SUMMARY

[***]

[***] Confidential treatment has been requested for certain portions of this document

                                   Exhibit H:
                                   ---------

                         Management-Information Reports

Aegis shall furnish Client with the following Management Information Reports. Such reports shall be delivered on a frequency, format, and media mutually acceptable to Aegis and Client.

1.   Sponsor Activity Summary

2.   Campaign Report

3.   Enrollments Received and Uploaded

4.   Inbound Call Statistics

5.   Actual versus Standard Customer Service Performance

6.   Portfolio Penetration Rates

7.   Attrition Statistics

8.   Commission and Fee Accounting

9.   Bank Account Reconciliations

December 10, 1999

James D. Connelly
Vice President
Aegis Mortgage Acceleration Corp.
Three Embarcadero Center
Suite 500
San Francisco, California  94111

Re:  Aegis Client Agreement
     ----------------------

Dear Jim:

Thank you for your letter of October 29, 1999 regarding the extension of the Initial Term of the Client Agreement dated January 17, 1997 by and between Aegis Mortgage Acceleration Corporation ("Aegis") and Norwest Mortgage, Inc. ("NMI") (the "Agreement"). NMI has agreed to a six-month extension of the Initial Term described in the Agreement.

The Agreement is modified as follows:

1. The second sentence of paragraph 7 of the Agreement is deleted and replaced with the following:

     The initial term of this Agreement shall be the period of three and one-half (3 1/2) years commencing on the effective date of this Agreement (the "Initial Term") and ending at the close of business on July 17, 2000.

2. Except as expressly set forth herein, the Agreement is not modified in any way and is expressly ratified and reaffirmed in its entirety.

Please acknowledge Aegis's agreement to these modification terms by executing this letter in the space provided below and returning it to the undersigned. Please call me at (315) 237-7032 if you have any questions.

Very truly yours,

NORWEST MORTGAGE, INC.


By /s/ Alan Jones
   -----------------------------------
   Alan Jones, Vice President

THE FOREGOING MODIFICATION PROVISIONS ARE EXPRESSLY ACKNOWLEDGED AND AGREED TO:

AEGIS MORTGAGE ACCELERATION CORPORATION


By /s/ James D. Connelly
   -----------------------------------
   James D. Connelly, Vice President